Exhibit 4.2





                             SOUTHERN POWER COMPANY

                                       TO

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE.






                          FIRST SUPPLEMENTAL INDENTURE

                            DATED AS OF JUNE 18, 2002






                                  $575,000,000


                 6.25% SENIOR NOTES, SERIES A DUE JULY 15, 2012

                 6.25% SENIOR NOTES, SERIES B DUE JULY 15, 2012
















                               TABLE OF CONTENTS*


Article I Additional Definitions..................................................................................2

         Section 101.          Definitions........................................................................2

Article II 2012 Notes.............................................................................................7

         Section 201.          Establishment......................................................................7
         Section 202.          Aggregate Principal Amount.........................................................7
         Section 203.          Payment of Principal and Interest..................................................7
         Section 204.          Denominations......................................................................8
         Section 205.          Global Securities and Certificated Securities......................................8
         Section 206.          Form of Securities................................................................10
         Section 207.          Transfer and Exchange.............................................................10

Article III......................................................................................................15

         Section 301.          Optional Redemption...............................................................15

Article IV Covenants.............................................................................................15

         Section 401.          Reporting Obligations.............................................................15
         Section 402.          Limitation on Asset Sales.........................................................17
         Section 403.          Limitation on Liens...............................................................17
         Section 404.          Restrictions on Subsidiary Indebtedness...........................................19
         Section 405.          Minimum Contract Maintenance Covenant.............................................19

Article V Additional Events of Default...........................................................................19

         Section 501.          Additional Events of Default......................................................19

Article VI Covenant Defeasance...................................................................................19

         Section 601.          Defeasance of Certain Obligations.................................................19

Article VII Miscellaneous Provisions.............................................................................21

         Section 701.          Recitals by Company...............................................................21
         Section 702.          Ratification and Incorporation of Original Indenture..............................21
         Section 703.          Executed in Counterparts..........................................................21
         Section 704.          Legends...........................................................................21



1 This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

         THIS FIRST SUPPLEMENTAL INDENTURE is made as of the 18th day of June, 2002, between SOUTHERN POWER COMPANY, a corporation duly organized and existing under the laws of the state of Delaware (herein called the "Company"), having its principal office at 270 Peachtree Street, N.W., Atlanta, Georgia 30303 and THE BANK OF NEW YORK, a banking corporation, duly organized and existing under the laws of the state of New York, having its principal corporate trust office at 101 Barclay Street, 21 West, New York, New York 10286, as Trustee (herein called the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Company has heretofore entered into a Senior Note Indenture, dated as of June 1, 2002 (the "Original Indenture"), with The Bank of New York;

         WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this First Supplemental Indenture, is herein called the "Indenture";

         WHEREAS, under the Original Indenture, a new series of unsecured senior debentures, notes or other evidences of indebtedness (the "Senior Notes") may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

         WHEREAS, the Company proposes to create under the Indenture a series of Senior Notes to be designated the "6.25% Senior Notes, Series A due July 15, 2012" (the "Series A Notes") and a series of Senior Notes to be designated the "6.25% Senior Notes, Series B due July 15, 2012" (the "Series B Notes"; and together with the Series A Notes the "2012 Notes"), the form and substance of the 2012 Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this First Supplemental Indenture;

         WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

         WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                               Article I

                             Additional Definitions

Section 101. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

         "Additional Interest" shall have the meaning assigned to it in the Registration Rights Agreement.

         "Additional Interest Event" shall have the meaning assigned to it in the Registration Rights Agreement.

         "Affiliate Subordinated Indebtedness" means the Southern Subordinated Note and any other borrowings by the Company from Southern, or an affiliate of Southern, provided that such borrowings are subordinated on terms substantially similar to the terms of subordination set forth in the Southern Subordinated Note.

         "Asset Sale" means any sale, lease, sale and leaseback transfer, conveyance or other disposition of any assets including by way of the issue by the Company or any of its Subsidiaries of equity interests in such Subsidiaries which own any assets, except (a) in the ordinary course of business to the extent that such property is worn out or is no longer useful or necessary in connection with the operation of the Company's business or sale of inventory,
(b) if, prior to such conveyance or disposition, each Rating Agency provides a Ratings Reaffirmation of the 2012 Notes after giving effect to such transaction, or (c) sale and leaseback or similar transfers of assets (other than Existing Assets).

         "Clearstream" means Clearstream Banking, Societe Anonyme, or any successor securities clearing agency.

         "Consolidated Tangible Assets" means, at any date of determination, the total assets of the Company and its Subsidiaries determined in accordance with GAAP, excluding, however, from the determination of total assets (a) goodwill, organizational expenses, research and product development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (b) all deferred charges or unamortized debt discount and expenses, (c) all reserves carried and not deducted from assets, (d) securities which are not readily marketable, (e) cash held in sinking or other analogous funds established for the purpose of redemption, retirement or prepayment of capital stock or other equity interests or debt, (f) any write-up in the book value of any assets resulting from a revaluation thereof subsequent to March 31, 2002, and (g) any items not included in clauses (a) through (f) above which are treated as intangibles in conformity with GAAP, plus the aggregate net book value of all asset sales or dispositions made by the Company and any of its Subsidiaries since the Original Issue Date of the 2012 Notes to the extent that the proceeds thereof or other consideration received therefor are not invested or reinvested in a Permitted Business, or are not retained by the Company or its Subsidiaries.

         "Contracted Operating Cash Flow" means the projection done at the end of each fiscal quarter of the next four fiscal quarters of the Company's and its Subsidiaries' (other than Unrestricted Subsidiaries) total cash flow available for debt service from fixed-price capacity power contracts, each contract having a term from initial commencement to expiry of at least five years; provided, however, that up to 12.5% of the Contracted Operating Cash Flows may be derived from fixed-price capacity power contracts that have contract terms of at least two years but less than five years from initial commencement to expiry. The projection shall be consistent with financial reporting procedures of the Company. The term fixed-price capacity power contracts includes any power contract that states the base capacity price on a per unit basis (for example, in dollars per megawatt) and which may allow for adjustments to that base price that are generally encompassed within the Company's or the electric generation industry's commercial expectations for a power contract of a similar duration (including but not limited to adjustments to accommodate changed capacity purchase levels, variations in expected or actual construction costs or demonstrated capability levels, changes in equipment or law and force majeure); provided, however, that a power contract will not be considered to be a fixed-price capacity power contract if a material portion of the capacity price varies based upon a market index for electric capacity or energy, fuel, weather or other factor that is external to the facility and the transaction between the Company and its customer. The method of calculating the energy price shall not be considered in assessing whether a power contract is a fixed-price capacity power contract.

         "Distribution Compliance Period," with respect to the 2012 Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such 2012 Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Original Issue Date.

         "DTC" means The Depository Trust Company, the initial Clearing Agency.

         "Euroclear" means Euroclear Bank S.A., as operator of the Euroclear System or any successor securities clearing agency.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Offer Registration Statement" shall have the meaning assigned to it in the Registration Rights Agreement.

         "Existing Assets" means the following generating facilities of the Company and its Subsidiaries: (i) Dahlberg Units 1-10; (ii) Wansley 6 and Wansley 7; (iii) Goat Rock 1 and Goat Rock 2; (iv) Harris 1 and Harris 2; and
(v) Stanton A.

         "GAAP" means U.S. generally accepted accounting principles.

          "Global Securities" means global certificates representing the 2012 Notes as described in Section 205.

         "Holder" means a registered holder of a 2012 Note.

         "Indebtedness" of any person means (i) all indebtedness of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes, or other similar instruments, (iii) all obligations of such person to pay the deferred purchase price of property or services (other than trade accounts obtained on normal commercial terms in the ordinary course of business or practice), (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all capital lease obligations of such person that are required to be accounted for as a capital lease in accordance with GAAP,
(vi) all obligations of the type referred to in clauses (i) through (v) above of other persons which such person is responsible for as guarantor, and (vii) all Indebtedness of the type referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property.

         "Institutional Accredited Investor" has the meaning set forth in
Section 205(a) hereof.

         "Interest Payment Dates" mean July 15 and January 15 of each year.

         "Make-Whole Premium" means, with respect to the 2012 Notes, a computation as of a date not more than five days prior to the redemption date of the following:

                  (i) the average life of the remaining scheduled payments of principal in respect of outstanding 2012 Notes (the "Remaining Average Life") as of the redemption date;

                  (ii) the yield to maturity for the United States treasury security having an average life equal to the Remaining Average Life and trading in the secondary market at the price closest to the principal amount thereof (the "Primary Issue") (subject to extrapolation if no United States treasury security has an average life equal to the Remaining Average Life); and

                  (iii) the discounted present value of the then-remaining scheduled payments of principal and interest (but excluding that portion of any scheduled payment of interest that is actually due and paid on the redemption date) in respect of outstanding 2012 Notes as of the redemption date using a discount factor equal to the sum of (x) the yield to maturity for the Primary Issue, plus (y) 25 basis points.

         The amount of Make-Whole Premium in respect of 2012 Notes to be redeemed shall be an amount equal to (x) the discounted present value of such 2012 Notes to be redeemed determined in accordance with clause (iii) above, minus (y) the unpaid principal amount of such 2012 Notes; provided, however, that the Make-Whole Premium shall not be less than zero.

         "Original Issue Date" means June 18, 2002.

         "Owner" means each Person who is the beneficial owner of a Global Security as reflected in the records of the Depository or, if a Depository participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Depository (directly or indirectly, in accordance with the rules of such Depository).

         "Permanent Regulation S Global Security" has the meaning set forth in
Section 205(b).

         "Permitted Business" means a business that is the same as or similar to our business as of the date that the 2012 Notes are issued under the Indenture, or any business reasonably related thereto.

         "QIBs" means qualified institutional buyers as defined in Rule 144A.

         "Rating Agencies" mean Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

         "Ratings Reaffirmation" means a reaffirmation by a rating agency of the higher of its minimum investment grade rating or the then current credit ratings (as applicable) of any of the 2012 Notes outstanding, giving effect to the transaction giving rise to such request for such reaffirmation.

         "Recourse Indebtedness" means all Indebtedness (other than Affiliate Subordinated Indebtedness) of the Company and its Subsidiaries (other than Unrestricted Subsidiaries).

         "Registered Exchange Offer" shall have the meaning assigned to it in the Registration Rights Agreement

          "Registration Rights Agreement" means the Registration Rights Agreement, dated June 18, 2002 among the Company, Lehman Brothers Inc. and Salomon Smith Barney Inc. relating to the registration of the 2012 Notes under the Securities Act.

         "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date.

         "Regulation S" means Regulation S under the Securities Act and any successor regulation thereto.

          "Rule 144" means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

         "Rule 144A" means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

         "Rule 144A Global Security" means any Series A Note that is to be traded pursuant to Rule 144A.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

         "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

         "Shelf Registration Statement" shall have the meaning assigned to it in the Registration Rights Agreement.

          "Southern" means The Southern Company.

         "Southern Subordinated Note" means the subordinated promissory note, dated June 20, 2001, issued by the Company to Southern.

         "Stated Maturity" means July 15, 2012.

         "Subsidiary" means any corporation or other entity of which sufficient voting stock or other ownership or economic interests having ordinary voting power to elect a majority of the board of directors (or equivalent body) are at the time directly or indirectly held by the Company.

         "Temporary Regulation S Global Security" has the meaning set forth in
Section 205(b).

         "Total Capitalization" means the sum of (a) the aggregate of the capital stock and other equity accounts (including retained earnings and paid-in-capital) of the Company and its Subsidiaries (other than Unrestricted Subsidiaries; provided, however, that retained earnings of Unrestricted Subsidiaries shall be included); (b) all Recourse Indebtedness; and (c) Affiliate Subordinated Indebtedness.

         "Total Operating Cash Flow" means the projection done at the end of each fiscal quarter of the next four fiscal quarters of the Company and its Subsidiaries' (other than Unrestricted Subsidiaries) total cash flow available for debt service, as projected consistent with the Company's financial reporting procedures.

         "Transfer Restricted Security" shall have the meaning assigned to it in the Registration Rights Agreement.

         "Unrestricted Subsidiary" means any Subsidiary of the Company all the Indebtedness of which (a) is nonrecourse to the Company or any of its Subsidiaries (other than any other Unrestricted Subsidiary), other than with respect to stock or other ownership interest of the Company or any of its Subsidiaries in such Subsidiary, and (b) is not secured by any property of the Company or any of its Subsidiaries (other than the property of, or stock or other ownership interest in, an Unrestricted Subsidiary).

         "U.S. Government Obligations" means securities that are (i) direct and unconditional obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by, and acting as an agency or instrumentality of, the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company subject to federal or state supervision or examination with a combined capital and surplus of at least $100,000,000 as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.



                                   Article II

                                   2012 Notes

Section 201. Establishment. The Series A Notes shall be designated as the Company's "6.25% Senior Notes, Series A due July 15, 2012" and the Series B Notes shall be designated as the Company's "6.25% Senior Notes, Series B due July 15, 2012". The Series A Notes and the Series B Notes shall be treated for all purposes under the Indenture as a single class or series of Senior Notes.

Section 202. Aggregate Principal Amount. The Trustee shall authenticate and deliver (i) Series A Notes for original issue on the Original Issue Date in the aggregate principal amount of $575,000,000 and (ii) Series B Notes from time to time thereafter for issue only in exchange for Series A Notes pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement or pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement, in each case upon a Company Order for authentication and delivery thereof and satisfaction of Sections 301 and 302 of the Original Indenture. The aggregate principal amount of the 2012 Notes shall be initially limited to $575,000,000. All 2012 Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional 2012 Notes. Any such additional 2012 Notes will have the same interest rate, maturity and other terms as those initially issued. No further Series A Notes shall be authenticated and delivered except as provided by Sections 203, 302, 303, 907 or 1107 of the Original Indenture. The Series A Notes shall be issued in definitive fully registered form.

         The form of the Trustee's Certificate of Authentication for the 2012 Notes shall be in substantially the form set forth in Exhibit B hereto.

         Each 2012 Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 203. Payment of Principal and Interest. The principal of the 2012 Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the 2012 Notes shall bear interest at the rate of 6.25% per annum until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the 2012 Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable.

The initial Interest Payment Date shall be January 15, 2003. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the 2012 Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee ("Special Record Date"), notice whereof shall be given to Holders of the 2012 Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the 2012 Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

         Payments of interest on the 2012 Notes will include interest accrued to, but excluding, the respective Interest Payment Dates. Interest payments for the 2012 Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the 2012 Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, with the same force and effect as if made on the date the payment was originally payable.

         Payment of the principal and interest due at the Stated Maturity or earlier redemption of the 2012 Notes shall be made upon surrender of the 2012 Notes at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

         Additional Interest shall accrue on the Transfer Restricted Securities over and above the interest rate set forth herein at a rate of 0.50% per annum from and including the date on which any Additional Interest Event shall occur to, but excluding, the date on which all such Additional Interest Events have been cured or, if earlier, the date on which the Transfer Restricted Securities may first be resold in reliance on Rule 144(k). All Additional Interest shall be paid to the Holders of Transfer Restricted Securities in the same manner and at the same time as regular payments of interest on the 2012 Notes. In the event that more than one Additional Interest Events occurs at the same time, the maximum increase in the interest rate shall be 0.50% per annum.

                Section 204. Denominations. The 2012 Notes may be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

                Section 205.      Global Securities and Certificated Securities.

               (a) General.  The Series A Notes will be resold initially only to
          (i) QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A"), (ii) institutional "accredited investors" as such term is defined in rule 501(a)(1), (2),(3) and (7) of Regulation D under the Securities Act (each, an "Institutional Accredited Investor") and
          (iii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act ("Regulation S"). Series A Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S, and Institutional Accredited Investors in each case, subject to the restrictions on transfer set forth herein.


               (b) Global Securities.

                    (i) Form.  Series A Notes initially  resold pursuant to Rule
               144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Series A Notes initially resold pursuant to Regulation S and shall be issued initially in the form of one or more temporary global securities in definitive, fully registered form (collectively, the "Temporary Regulation S Global Security"), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Series A Notes represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Except as set forth in this
               Section 205, beneficial ownership interests in the Temporary Regulation S Global Security (x) will not be exchangeable for interests in the Rule 144A Global Security, the permanent global security (the "Permanent Regulation S Global Security"), or any other security without a legend containing restrictions on transfer of such security prior to the expiration of the Distribution Compliance Period and (y) then may be exchanged for interests in a Rule 144A Global Security or the Permanent Regulation S Global Security only upon certification that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

                  The Rule 144A Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as "Global Securities". The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                    (ii) Book-Entry Provisions. This Section shall apply only to a Global Security deposited with or on behalf of the Depository. The Company shall execute and the Trustee shall, in accordance with this Section 2.05(b)(ii), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  To the extent a notice or other communication to the beneficial owners of the 2012 Notes is required under the Indenture, unless and until Certificated Securities shall have been issued to such owners, the Trustee shall give all such notices and communications specified herein to be given to such owners to the Depository, and shall have no obligations to such Owners.

                    (c)  Certificated  Securities.   Series A Notes sold to
         Institutional Accredited Investors shall be issued initially in the form of a fully registered, certificated Series A Note ("Certificated Securities"). Except as provided in this Section 205, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Certificated Securities.

         Global Securities shall be exchangeable for Certificated Securities if
(i) the Depository (x) notifies the Company that it is unwilling or unable to continue as Depository for the Global Securities and the Company thereupon fails to appoint a successor Depository within 90 days after receipt of such notice or
(y) has ceased to be a clearing agency registered under the Exchange Act and the Company thereupon fails to appoint a successor Depository within 90 days after it becomes aware of such cessation or (ii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Indenture and payment of principal and interest has been accelerated. The Trustee shall notify the Depository (in the case of (ii)) and the Holders of any such event. Upon surrender to the Trustee of the typewritten certificate or certificates representing the Global Securities by the Depository, accompanied by registration instructions, the Trustee shall execute and authenticate the certificates in accordance with the instructions of the Depository. Neither the Security Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Certificated Securities, the Trustee shall recognize the Holders of the Certificated Securities as Holders. The Certificated Securities shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Company, as evidenced by the execution thereof by the Company, and shall bear the legend set forth on Exhibit A hereto unless the Company informs the Trustee that such legend is no longer required.

Section 206. Form of Securities. The Global Securities and Certificated Securities shall be substantially in the form attached as Exhibit A thereto.

Section 207.      Transfer and Exchange
                  ---------------------

                    (a) General. The 2012 Notes may not be transferred except in compliance with the legend contained in Exhibit A unless otherwise determined by the Company in accordance with applicable law. No service charge will be made for any transfer or exchange of 2012 Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                    (b) Transfer and Exchange of Global Securities. (i) If a holder of a beneficial interest in the Rule 144A Global Security wishes at any time to exchange its interest in the Rule 144A Global Security for an interest in the Permanent Regulation S Global Security, or to transfer its interest in the Rule 144A Global Security to a person who wishes to take delivery thereof in the form of an interest in the Permanent Regulation S Global Security, such holder may, subject to the rules and procedures of the Depository and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Permanent Regulation S Global Security. Upon receipt by the Trustee, as transfer agent, of (1) instructions given in accordance with the Depository procedures from or on behalf of a holder of a beneficial interest in the Rule 144A Global Security, directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Permanent Regulation S Global Security in an amount equal to the beneficial interest in the Rule 144A Global Security to be exchanged or transferred, (2) a written order given in accordance with the Depository's procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit C hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, the Trustee, as transfer agent, shall promptly deliver appropriate instructions to the Depository, its nominee, or the custodian for the Depository, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Global Security by the aggregate principal amount of the beneficial interest in such Rule 144A Global Security to be so exchanged or transferred from the relevant participant, and the Trustee, as transfer agent, shall promptly deliver appropriate instructions to the Depository, its nominee, or the custodian for the Depository, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Permanent Regulation S Global Security by the aggregate principal amount of the beneficial interest in such Rule 144A Global Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions (who may be Euroclear or Clearstream or another agent member of Euroclear or Clearstream or both, as the case may be, acting for and on behalf of them) a beneficial interest in such Permanent Regulation S Global Security equal to the reduction in the principal amount of such Rule 144A Global Security.

                    (ii) If a holder of a beneficial  interest in the  Permanent
               Regulation S Global Security wishes at any time to exchange its interest in the Permanent Regulation S Global Security for an interest in the Rule 144A Global Security, or to transfer its interest in the Permanent Regulation S Global Security to a person who wishes to take delivery thereof in the form of an interest in the Rule 144A Global Security, such holder may, subject to the rules and procedures of Euroclear or Clearstream and the Depository, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Global Security. Upon receipt by the Trustee, as transfer agent, of (1) instructions given in accordance with the procedures of Euroclear or Clearstream and the Depository, as the case may be, from or on behalf of a beneficial owner of an interest in the Permanent Regulation S Global Security directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Rule 144A Global Security in an amount equal to the beneficial interest in the Permanent Regulation S Global Security to be exchanged or transferred, (2) a written order given in accordance with the procedures of Euroclear or Clearstream and the Depository, as the case may be, containing information regarding the account with the Depository to be credited with such increase and the name of such account, and (3) prior to the expiration of the Distribution Compliance Period, a certificate in the form of Exhibit C hereto given by the holder of such beneficial interest and stating that the person transferring such interest in such Permanent Regulation S Global Security reasonably believes that the person acquiring such interest in the Rule 144A Global Security is a QIB and is obtaining such beneficial interest for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or any other jurisdiction, the Trustee, as transfer agent, shall promptly deliver appropriate instructions to the Depository, its nominee, or the custodian for the Depository, as the case may be, to reduce or reflect on its records a reduction of the Permanent Regulation S Global Security by the aggregate principal amount of the beneficial interest in such Permanent Regulation S Global Security to be exchanged or transferred, and the Trustee, as transfer agent, shall promptly deliver appropriate instructions to the Depository, its nominee, or the custodian for the Depository, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of the Rule 144A Global Security by the aggregate principal amount of the beneficial interest in the Permanent Regulation S Global Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Rule 144A Global Security equal to the reduction in the principal amount of the Permanent Regulation S Global Security. After the expiration of the Distribution Compliance Period, the certification requirement set forth in clause (3) of the second sentence of this Section 207(b)(ii) will no longer apply to such exchanges and transfers.

                    (iii) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Securities will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Securities and,
               accordingly,   will  thereafter  be subject to all transfer
               restrictions  and  other  procedures   applicable  to  beneficial
               interests in such other Global Security Note for as long as it remains such an interest.

                    (iv) Beneficial  interests in Temporary  Regulation S Global
               Securities may be exchanged for interests in Rule 144A Global Securities or Permanent Regulation S Global Securities if (1) such exchange occurs in connection with a transfer of securities in compliance with Rule 144A, and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Security first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Security is being transferred to a Person (a) who the transferor reasonably believes to be a QIB (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

                    (v) During the Distribution  Compliance  Period,  beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the applicable procedures relating to such institutions and only (i) to the Company, (ii) so long as such security is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (iii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for interest in a Permanent Regulation S Global Security), (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

               (c) Transfer and Exchange of Global Securities and Certificated Securities.

                    (i) In the event that a Global  Security is exchanged  for a
               Certificated Security as provided in Section 205(c), such Certificated Security may be exchanged or transferred for one another, subject to Section 303 of the Original Indenture, only in accordance with such procedures as are substantially consistent with the provisions of clauses (b)(i) and (ii) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144, Rule 144A or Regulation S, as the case may be) and as may be from time to time reasonably adopted by the Company.

                    (ii) Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, the Trustee shall cancel such Certificated Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing of the

               Depository and the Securities Custodian, the aggregate principal amount of 2012 Notes represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Certificated Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Certificated Security so canceled. If no Rule 144A Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

               (d) Certificates. In connection with any transfer described in paragraphs (b) and (c) of this Section 207, the Trustee shall receive a certificate of transfer in the form attached as Exhibit C hereto. Additionally, upon any transfer or exchange to an Institutional Accredited Investor, the Company and the Trustee shall receive a certificate in the form attached as Exhibit D hereto.

               (e) Transfer Restricted Security. Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act, which shall be certified to the Trustee and Security Registrar upon which each may conclusively rely:

                    (i) in the case of any Transfer Restricted Security represented by a Certificated Security, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Security that does not bear the legend set forth in Exhibit A hereto and rescind any restriction on the transfer of such Transfer Restricted Security; and

                    (ii) in the case of any Transfer Restricted Security represented by a Global Security, such Transfer Restricted Security shall not be required to bear the legend set forth in Exhibit A hereto if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act.

               (f) Registered Exchange Offer. Notwithstanding the foregoing, upon consummation of the Registered Exchange Offer, the Company shall issue and, upon receipt of a Company Order in accordance with Section 303 of the Original Indenture, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Registered Exchange Offer, which Series B Notes shall not bear the transfer restriction legend set forth in Exhibit A hereto and shall not provide for Additional Interest, and the Security Registrar shall rescind any restriction on the transfer of such Series B Notes, in each case unless the Holder of such Series A Notes (A) is a broker-dealer tendering Series A Notes acquired directly from the

          Company or an "affiliate" (as defined in Rule 144 under the Securities
          Act) of the Company for its own account, (B) is a Person who has an arrangement or understanding with any Person to participate in the "distribution" (within the meaning of the Securities Act) of the Series B Notes, (C) is a Person who is an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company or (D) will not be acquiring the Series B Notes in the ordinary course of such Holder's business. The Company shall identify to the Trustee such Holders in a written certification signed by an Officer of the Company and, absent certification from the Company to such effect, the Trustee shall assume that there are no such Holders.

                                  Article III

                                   Redemption

               Section  301.  Optional  Redemption.   The  2012  Notes will be
 redeemable by the Company in whole or in part at any time upon not less than 30 nor more than 60 days' notice, at a redemption price of 100% of the principal amount of the 2012 Notes being redeemed plus accrued interest thereto, if any, to the redemption date, plus the Make-Whole Premium.

         In the event of redemption of the 2012 Notes in part only, a new 2012 Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

         The 2012 Notes will not have a sinking fund.

         Notice of redemption shall be given as provided in Section 1104 of the Original Indenture except that any Notice of Redemption shall not specify the Redemption Price but only the manner of calculation thereof.

         Any redemption of less than all of the 2012 Notes shall, with respect to the principal thereof, be divisible by $1,000.

                                   Article IV

                                    Covenants

               Section 401. Reporting Obligations.

               (a) General. The Company will furnish to the Trustee: -------

               (i) unless the Company is then filing comparable reports pursuant to the reporting requirements of the Exchange Act, as soon as practicable and in any event within 45 days after the end of the first, second and third quarterly accounting periods of each fiscal year (commencing with the quarter ending June 30, 2002), its unaudited consolidated balance sheet as of the last day of such quarterly period and the related consolidated statements of income and cash flows during such quarterly period prepared in accordance with GAAP and (in the case of second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year (except in the case where the preceding fiscal year includes periods prior to the Company's formation) and accompanied by (A) a written statement of an authorized representative of the Company to the effect that such financial statements fairly represent in all material respects the financial condition and results of operations of the Company at and as of their respective dates and
          (B) a section substantially similar to the "Management's Discussion and Analysis" ("MD&A") section of an SEC Form 10-Q (without any comparison to periods prior to the Company's formation);

               (ii) unless the Company is then filing comparable reports pursuant to the reporting requirements of the Exchange Act, as soon as practicable and in any event within 90 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2002), its consolidated balance sheet as of the end of such year and the related consolidated statements of income, cash flows, and retained earnings during such year setting forth in each case in comparative form corresponding figures from the preceding fiscal year (except in the case where the preceding fiscal year includes periods prior to the Company's formation), accompanied by (A) an audit report thereon of a firm of independent public accountants of recognized national standing and (B) a section substantially similar to the MD&A section of an SEC Form 10-K (without any comparison to periods prior to the Company's formation).

               (iii) at the time of the delivery of the report provided for in clause (ii) above (or at the time of the filing of the comparable report pursuant to the Exchange Act), an officer's certificate to the effect that, to the best of such officer's knowledge, no default or event of default under the 2012 Notes or the Indenture has occurred and is continuing or, if any default or event of default thereunder has occurred and is continuing, specifying the nature and extent thereof and what action is being taken or is proposed to be taken in response thereto; and

               (iv) promptly after the Company obtains actual knowledge of the occurrence thereof, written notice of the occurrence of any event or condition which constitutes an event of default, and an Officer's Certificate of the Company specifically stating that such event of default has occurred and setting forth the details thereof and the action which is being taken or is proposed to be taken with respect thereto.

         All such information provided to the Trustee as indicated above also will be provided by the Trustee upon written request to the Trustee (which may be a single continuing request), to (x) Holders, (y) holders of beneficial interests in the 2012 Notes or (z) prospective purchasers of the 2012 Notes or beneficial interests in the 2012 Notes. The Company will furnish to the Trustee, upon its request, sufficient copies of all such information to accommodate the requests of such Holders and prospective holders of beneficial interests in the 2012 Notes.

         Upon the request of any Holder, any holder of a beneficial interest in the 2012 Notes, or the Trustee (on behalf of a Holder or a holder of a beneficial interest in the 2012 Notes), we will furnish such information as is specified in paragraph (d)(4) of Rule 144A to Holders (and to holders of beneficial interests in the 2012 Notes), prospective purchasers of the 2012 Notes (and of beneficial interests in the Senior Notes) who are QIBs or "Institutional Accredited Investors" or to the Trustee for delivery to such Holder or prospective purchasers of the 2012 Notes or beneficial interests therein, as the case may be, unless, at the time of such request, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

        Section 402. Limitation on Asset Sales. Exceptfor the sale of the Company's properties and assets substantially as an entirety as described in
Article VIII of the Original Indenture, and other than assets required to be sold to conform with governmental regulations, the Company will not, and will not permit any of its Subsidiaries to, consummate any Asset Sale, if the aggregate net book value of all such Asset Sales consummated during the most recent twelve month period would exceed 10% of Consolidated Tangible Assets as of the beginning of the Company's most recently ended full fiscal quarter preceding such Asset Sale; provided, however, that any such Asset Sale will be disregarded for purposes of the 10% limitation specified above if the proceeds thereof (i) are, within 18 months of such Asset Sale, invested or reinvested by the Company or any Subsidiary in a Permitted Business, (ii) are used by the Company or a Subsidiary to repay Indebtedness of the Company or such Subsidiary or (iii) are retained by the Company or a Subsidiary.

        Section 403. Limitation on Liens. The Company shall not, and shall permit any of its Subsidiaries to, issue, assume, guarantee or permit to exist any Indebtedness for borrowed money secured by any lien on any property of the Company or its Subsidiaries, whether owned on the date that the 2012 Notes are issued or thereafter acquired, without in any such case effectively securing the outstanding 2012 Notes (together with, if the Company shall so determine, any other Indebtedness of or guaranteed by the Company ranking equally with the 2012 Notes) equally and ratably with such Indebtedness (but only so long as such Indebtedness is so secured); provided, however, that the foregoing restriction shall not apply to the following liens:

               (i) liens, if any, in existence on the date the 2012 Notes are issued;

               (ii) pledges or deposits in the ordinary course of business in connection with bids, tenders, contracts or statutory obligations or to secure surety or performance bonds;

               (iii) liens imposed by law, such as carriers', warehousemen's and mechanics' liens, arising in the ordinary course of business;

               (iv) liens for taxes being contested in good faith;

               (v) minor encumbrances, easements or reservations which do not in the aggregate materially adversely affect the value of the properties or impair their use;

               (vi) liens on any property existing at the time of acquisition thereof by the Company or any of its Subsidiaries;

               (vii) liens on property (other than Existing Assets) securing (a) all or any portion of the cost of acquiring, constructing, altering, improving or repairing any real or personal property or improvements used or to be used in connection with such property or (b) Indebtedness incurred by the Company or any of its Subsidiaries prior to, at the time of, or within one year after the later of the acquisition, the completion of construction (including any improvements on an existing property), alteration, improvement, repair or the commencement of commercial operation of the property, which Indebtedness is incurred for the purpose of financing or refinancing all or any part of the purchase price, construction, improvements, alterations or repairs;

               (viii) liens to secure purchase money Indebtedness not in excess of the cost or value of the property acquired;

               (ix) mortgages securing obligations issued by a state, territory or possession of the United States, or any political subdivision of any of the foregoing or the District of Columbia, to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible in gross income of the holder by reason of Section 103(a)(1) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations;

               (x) other liens to secure Indebtedness for borrowed money or in connection with a project financing (including a sale-leaseback transaction) in an aggregate principal amount which does not at the time such Indebtedness is incurred exceed 20% of Consolidated Tangible Assets; or

               (xi)  liens  granted  in  connection  with  extending,  renewing, replacing or refinancing (or successive extensions, renewals, replacements or refinancings) any of the Indebtedness (so long as there is no increase in the principal amount of the Indebtedness) described in clauses (i) through (x) above.

         In the event that the Company or any of its Subsidiaries shall propose to pledge, mortgage or hypothecate any property, other than as permitted by clauses (i) through (xi) of the previous paragraph, the Company shall (prior thereto) give written notice thereof to the Trustee, who shall give notice to the Holders, and the Company shall, prior to or simultaneously with such pledge, mortgage or hypothecation, effectively secure all the 2012 Notes equally and ratable with such Indebtedness. This covenant does not restrict the Company's ability or the ability of any of its Subsidiaries to pledge, mortgage, hypothecate or permit to exist any mortgage, pledge or lien upon any assets (other than an Existing Asset, except to the extent permitted by clauses (i) through (xi) above) in connection with project financings or otherwise.

          Section 404. Restrictions on Subsidiary Indebtedness. Except to the extent permitted under Section 403 hereof, the Company shall not permit any Subsidiary which owns any Existing Asset to create or incur or suffer to exist any Indebtedness for borrowed money.

          Section 405. Minimum Contract Maintenance Covenant. The Company will not declare or pay any dividends or make any other distributions (except dividends payable or distributions made in shares of its common stock and dividends payable in cash in cases where, concurrently with the payment of the dividend, an amount in cash equal to the dividend is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its common stock) on its common  stock,  or purchase or permit any of its  Subsidiaries to purchase any shares of its common stock or make
any  payment on Affiliate  Subordinated  Indebtedness,   unless (i)  the
percentage derived from dividing Contracted Operating Cash Flows by Total Operating Cash Flows is at least 0%, or (ii) the ratio of Recourse Indebtedness to Total Capitalization is 60% or less.

                                   Article V

                          Additional Events of Default

          Section 501. Additional Events of Default. In accordance with Section 501 (7) of the Original Indenture, each of the following events, in addition to those provided in Section 501 of the Original Indenture, shall be an Event of Default with respect to the 2012 Notes:

               (a) an event of default, as defined in any of the Company's instruments under which there may be issued, or by which there may be secured or evidenced, of any Indebtedness of the Company that has resulted in the acceleration of such Indebtedness, or any default occurring in payment of any such Indebtedness at final maturity (and after the expiration of any applicable grace periods), other than such Indebtedness the principal of which does not individually, or in the aggregate, exceed $50,000,000; or

               (b) one or more final judgments, decrees or orders of any court, tribunal, arbitrator, administrative or other governmental body or similar entity for the payment of money is rendered against the Company or any of its properties in an aggregate amount in excess of $50,000,000 (excluding the amount covered by insurance) and such judgment, decree or order remains unvacated, undischarged, unsatisfied and unstayed for more than 60 consecutive days, except while being contested in good faith by appropriate proceedings.

                                   Article VI

                               Covenant Defeasance

               Section 601. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in Sections
 402 through 405 of this First Supplemental Indenture and Section 501(4)(with respect to Sections 403 through 405) of the Original Indenture and Sections

 501(a) and 501(b) of this First Supplemental Indenture shall be deemed not to be Events of Default on the 123rd day after the deposit referred to in subparagraph (a) hereof if:

               (a) with reference to this Section 601, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 611 of the Original Indenture) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the 2012 Notes, (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms (without reinvestment) will provide not later than one day before the due date of any payment referred to in clause (x) of this Section 601 money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, (x) the principal of, premium, if any, and each installment of principal and interest on the Outstanding 2012 Notes at the Stated Maturity of such principal or installment of principal or interest;

               (b) the Company has delivered to the Trustee (i) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 601 and will be subject to federal income tax on the same amount and in the same manner at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, and (ii) an Opinion of Counsel to the effect that the defeasance trust does not constitute an "investment company" under the Investment Company Act of 1940, as amended, and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

               (c) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound; and

               (d) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent with respect to such covenant defeasance have been complied with.

                                  Article VII

                            Miscellaneous Provisions

               Section 701. Recitals by Company. The recitals in this First Supplemental Indentur are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of 2012 Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

               Section 702. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

               Section 703. Executed in Counterparts. This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

               Section 704. Legends. Except as determined by the Company in accordance with applicable law, each 2012 Note shall bear the applicable legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A hereto.

         IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized signatories, all as of the day and year first above written.

                                        SOUTHERN POWER COMPANY


                                       By:
                                      Name:
                                     Title:


Attest:



-----------------------------
Name:
Title:



                                      THE BANK OF NEW YORK


                                       By:
                                      Name:
                                     Title:




Attest:



-----------------------------
Name:
Title:

                                    EXHIBIT A

                            FORM OF SERIES [A/B] NOTE




                                          [Rule 144A Global Security]
                                       [Regulation S Global Security]
                                              [Certificated Security]


                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]


                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC) (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OR PORTIONS OF THIS GLOBABL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  [FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH THE RULE 144A THEREUNDER.]

                         [Restricted Securities Legend]

                  THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS


                                       EX.A-1

AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND IN ANY EVENT MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN ACORDANCE WITH THE INDENTURE, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE IN ATLANTA, GEORGIA.

                  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIFED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. EACH HOLDER OF THIS NOTE REPRESENTS TO SOUTHERN POWER COMPANY THAT (a) SUCH HOLDER WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE (WITHOUT THE CONSENT OF SOUTHERN POWER COMPANY) OTHER THAN (I) TO SOUTHERN POWER COMPANY, (II) IN THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION COMPLYING WITH THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (III) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (V) TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE AND SOUTHERN POWER COMPANY A LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE), (VI) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT SUBJECT IN THE CASE OF CLAUSES (ii),
(iii), OR (iv) TO THE RECEIPT BY SOUTHERN POWER COMPANY OF AN OPINION OF COUNSEL OF SUCH OTHER EVIDENCE ACCEPTABLE TO SOUTHERN POWER COMPANY THAT SUCH RESALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (VII) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO THE TRANSFEREE (OTHER THAN A QUALIFIED INSTITUTIONAL BUYER) PRIOR TO THE SALE A COPY OF THE TRANSFER RESTRICTIONS APPLICABLE HERETO (COPIES OF WHICH MAY BE OBTAINED FROM THE TRUSTEE).

                 [Temporary Regulation S Global Security Legend]

                  EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PREMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF


                                       Ex. A-2

THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTEREST IN THIS TEMPORARY REGULATION S GLOBABL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OF THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, SOCIETE ANONYME AND ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR
(IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASE (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBABL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATIONS S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY BEING TRANSFERRED TO A PERSON (A) WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (B) PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTEREST IN A RULE 144A GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR

                                       Ex.. A-3

TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR BANK S.A./N.A. OR CLEARSTREAM BANKING SOCIETE ANONYME.

                        [Certificated Securities Legend]

                  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.




NO. ____                                                 CUSIP NO. _________






                             SOUTHERN POWER COMPANY
                         6.25% SENIOR NOTE SERIES [A/B]
                                DUE JULY 15, 2012


Principal Amount:             $575,000,000
Regular Record Date:          15th calendar day prior to Interest Payment Date
Original Issue Date:          June 18, 2002
Stated Maturity:              July 15, 2012
Interest Payment Dates:       July 15 and January 15
Interest Rate:                6.25% per annum
Authorized Denomination:      $100,000 and integrals of $1,000 in excess thereof


         Southern Power Company, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________________________, or registered assigns, the principal sum of _________ DOLLARS ($__________) [or such other amount as is indicated on


                                       Ex.A-4

Schedule A hereto]2 on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on January 15, 2003 and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption
Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the "Note") is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

         Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

         Payment of the principal of and interest due at the Stated Maturity or earlier redemption of this Note shall be made upon surrender of this Note at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.


__________________________

*Insert in the Rule 144A Global Security and the Regulation S Global Security only.



                                       Ex.A-5

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


                                       EX.A-6

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  June __, 2002.


                                       SOUTHERN POWER COMPANY


                                       By:
                                      Name:
                                     Title:


Attest:



                                       EX.A-7

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Senior Notes referred to in the within-mentioned Indenture.



                                   THE BANK OF NEW YORK,
                                   as Trustee


                                       By:
                                             Authorized Signatory


                                       EX.A-8

                             (Reverse Side of Note)

         This Note is one of a duly authorized issue of Senior Notes of the Company (the "Notes"), issued and issuable in one or more series under a Senior
Note Indenture, dated as of June 1, 2002, as supplemented (the "Indenture"), among the Company and The Bank of New York, Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as 6.25% Senior Notes Series [A/B] due July 15, 2012 initially issued in the aggregate principal amount of $575,000,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

         This Note will be redeemable by the Company in whole or in part at any time upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the this Note being redeemed plus accrued interest on the principal amount of this Note, if any, to the redemption date, plus the Make-Whole Premium.

         In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

         This Note will not have a sinking fund.

         If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.


                                       Ex.A-9

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Notes of this series are issuable only in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

         This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.


                                       Ex.A-10

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in            UNIF GIFT MIN ACT- _______ Custodian ________
         common                                        (Cust)           (Minor)
TEN ENT- as tenants by the
         entireties                                     under Uniform Gifts to
 JT TEN- as joint tenants                               Minors Act
         with right of
         survivorship and                          ________________________
         not as tenants                                      (State)
         in common

                    Additional abbreviations may also be used
                          though not on the above list.


         FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto ___________________ (please insert Social Security or other identifying number of assignee)


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE


the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
       --------------------         ----------------------------------------

                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.


                                       Ex. A-11

         In connection with any transfer of any of the Series A Notes evidenced by this certificate, the undersigned confirms that such Series A Notes are being:

CHECK ONE BOX BELOW

         (1)      ___      exchanged for the undersigned's own account without
                           transfer; or

         (2)      ___      transferred to a person whom the undersigned
                           reasonably believes to be a "qualified institutional buyer" as defined in Rule 144A under the Securities
                           Act of 1933 who is purchasing such Series A Notes for such buyer's own account or the account of a "qualified institutional buyer" in a transaction meeting the requirements of Rule 144A under the Securities Act of 1933 and any applicable securities laws of any state of the United States or any other jurisdiction; or

         (3)      ___      exchanged or transferred pursuant to and in
                           compliance with Rule 903 or 904 of
                           Regulation S under the Securities Act of 1933; or

         (4)      ___      exchanged or transferred to an institutional
                           "accredited investor" within the meaning of Rule
                           501(a)(1), (2), (3) or (7) of Regulation D under the
                           Securities Act pursuant to Rule 144A (and based upon an opinion of counsel if the Company or the Trustee so requests) and, to the knowledge of the transferor of the Series A Notes, such institutional accredited investor to whom such Note is to be transferred is not an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company; or

         (5)   _____       transferred pursuant to another available
                           exemption from the registration requirements of the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Series A Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box
(3), (4) or (5) is checked, the Company may require, prior to registering any such transfer of the Series A Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act; provided, further, that if box (2) is checked, the transferee must also certify that it is a qualified institutional buyer as defined in Rule 144A.


                                       Signature

                                       EX. A-12

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Series A Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Date:
      ------------------------------




                 NOTICE: To be executed by an executive officer.

                                       EX. A-13

                                   SCHEDULE A

         The initial aggregate principal amount of Series A Notes evidenced by the Certificate to which this Schedule is attached is $___________. The notations on the following table evidence decreases and increases in the aggregate principal amount of Series A Notes evidenced by such Certificate.



                                                      Principal Amount of
                                                       Series A Notes
Decrease in Principal     Increase in Principal      Remaining After Such     Notation by
Amount of Series A Notes  Amount of Series A Notes   Decrease or Increase       Registrar
------------------------  ------------------------   -------------------     -----------



                                       Ex. A-14

                                    EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION


         This is one of the Senior Notes referred to in the within-mentioned Indenture.

                                      THE BANK OF NEW YORK,
                                      as Trustee


                                       By:-------------------------------------
                                              Authorized Signatory


                                       EX.  B-1

                                    EXHIBIT C

                          FORM OF TRANSFER CERTIFICATE


         In connection with any transfer of any of the Series A Notes evidenced by this certificate, the undersigned confirms that such Series A Notes are being:

CHECK ONE BOX BELOW

         (1)      ____     exchanged for the undersigned's own account without
                           transfer; or

         (2)      _____    transferred to a person whom the undersigned
                           reasonably believes to be a "qualified institutional buyer" as defined in Rule 144A under the Securities
                           Act of 1933 who is purchasing such Series A Notes for such buyer's own account or the account of a "qualified institutional buyer" in a transaction meeting the requirements of Rule 144A under the Securities Act of 1933 and any applicable securities laws of any state of the United States or any other jurisdiction; or

         (3)    ____       exchanged or transferred pursuant to and in
                           compliance with Rule 903 or 904 of
                           Regulation S under the Securities Act of 1933; or

         (4)     ____      exchanged or transferred to an institutional
                           "accredited investor" within the meaning of Rule
                           501(a)(1), (2), (3) or (7) of Regulation D under the
                           Securities Act pursuant to Rule 144A (and based upon an opinion of counsel if the Company or the Trustee so requests) and, to the knowledge of the transferor of the Series A Notes, such institutional accredited investor to whom such Note is to be transferred is not an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company; or

         (5)    ____       transferred pursuant to another available
                           exemption from the registration requirements of the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Series A Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box
(3) or (4) is checked, the Company may require, prior to registering any such transfer of the Series A Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act; provided, further, that if box (2) is checked, the transferee must also certify that it is a qualified institutional buyer as defined in Rule 144A.

                                    Signature

                                       EX. C-1

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Series A Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Date:
      ------------------------------




                 NOTICE: To be executed by an executive officer.


                                       EX. C-2

                                    EXHIBIT D

                        FORM OF LETTER TO BE DELIVERED BY
                       INSTITUTIONAL ACCREDITED INVESTORS


Southern Power Company
270 Peachtree Street, N.W.
Atlanta, Georgia  30303


Ladies and Gentlemen:

         We are delivering this letter in connection with an offering of 6.25% Senior Notes, Series A due July 15, 2012 (the "Notes") issued by Southern Power Company (the "Company"). We confirm that we understand that the Notes have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities law and may not be offered, sold or otherwise transferred unless registered pursuant to, or exempt from registration under, the Securities Act or any other applicable securities law. We also represent and agree as follows:

         (i) We are an "institutional accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an "Institutional Accredited Investor");

        (ii) (A) any purchase of the Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank", within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in
              Section 3(a)(5)(A) of the Securities Act that is acquiring the Notes as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

       (iii) in the event that we purchase any of the Notes, we will acquire Notes having a minimum purchase price of not less than $100,000 for our own account or for any separate account for which we are acting;

        (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment in the Notes;

                                       EX. D1

         (v) we are not acquiring the Notes with a view to distribution thereof or with any present intention of offering or selling any of the Notes, except inside the United States in accordance with Rule 144A under the Securities Act or outside the United States in accordance with Regulation S under the Securities Act, as provided below; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

         (vi) we acknowledge that (A) we have beenafforded an opportunity to request form the Company and to review, and we have received, all additional information considered by us to be necessary to verify the accuracy of the information contained in the offering memorandum relating to the Notes dated June 13, 2002
              (the "Offering Memorandum"); (B) we have not relied on any Initial Purchaser or any person affiliated with any Initial Purchaser in connection with our investigation of the accuracy of the information contained in the Offering Memorandum or our investment decision; and (C) no person has been authorized to give any information or to make any representation concerning the Notes other than those contained in the Offering Memorandum and, if given or made, such other information or representation should not be relied upon as having been authorized by any Initial Purchaser.

         We understand that the Notes are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Notes have not been and will not be registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that if in the future we decide to resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only (i) in the United States to a person who we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (ii) outside the United States in a transaction in accordance with Rule 904 under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iv) to an Institutional Accredited Investor that, prior to such transfer, furnishes to you and the Company, a signed letter substantially in the form of this letter or (v) pursuant to an effective registration statement under the Securities Act, in each of cases described in
(i) through (v), in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar and transfer agent for the Notes will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing restrictions on transfer have been complied with. We further understand that any Notes acquired by us will be in definitive, certificated form and that such certificated Notes will bear a legend reflecting the substance of this paragraph.

         We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

                                       Ex. D-2

        You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

        THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.


Date:____________________________   __________________________________
                                                     (Name of Purchaser)

                                           By:________________________________
                                                              Name:
                                                              Title:
                                    Address:



                                    EX. D-3